SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2010

ENDEAVOR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

317 E Penn Ave Robesonia, PA 19551
(Address of principal executive offices)
Telephone (877) 285-5359

 (Registrant’s telephone number)

with a copy to:

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 201

San Diego, CA 92103

Telephone (619) 399-3090

Facsimile (619) 399-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

  Entry Into A Material Definitive Agreement.

Unsecured Promissory Note

On November 23, 2010, Endeavor Power Corp., a Nevada Corporation, (the "Company") issued an unsecured Promissory Note (the "Note") to Regal Capital Development Inc. ("RCDI").  Per the terms of the Note, the Company has borrowed a total one hundred thousand dollars ($100,000), which accrues interest at a rate of 10% per annum, and is due on demand from RCDI. The Note also contains customary events of default.

The foregoing summary description of the terms of the Note may not contain all information that is of interest. For further information regarding the terms and conditions the Note, reference is made to the Note, which is filed as an Exhibit 10.1 hereto, and is incorporated by reference.

Amendment to Employment Agreement

On November 8, 2010, the Company entered into an Employment Agreement (the “Employment Agreement”) with Alfonso Knoll (“Mr. Knoll”), an individual. Pursuant to the terms and conditions of the Employment Agreement, Mr. Knoll shall serve as the Company’s Chief Executive Officer for an initial term of one year. In exchange, Mr. Knoll will receive an aggregate issuance of forty-three million, five-hundred thousand (43,500,000) fully paid shares of the Company’s restricted stock pursuant to the following schedule: (i) 3,500,000 shares upon execution of the Employment Agreement; (ii) 13,000,000 shares upon completion of the Company’s first profitable Recycling Turn; (iii) 13,000,000 shares upon completion of the Company’s second profitable Recycling Turn; and (iv) 14,000,000 shares upon completion of the Company’s third profitable Recycling Turn. Additionally, Mr. Knoll shall receive an annual salary of $200,000.

On November 17, 2010, the Company entered into an Amendment to the Employment Agreement (the “Amendment”) with Mr. Knoll.  The Amendment contains no material changes to the Employment Agreement but only re-defines the term “Recycling Turn” under paragraph 3(b)(ii) of the Employment Agreement.

The foregoing summary description of the terms of the Amendment may not contain all information that is of interest. For further information regarding the terms and conditions the Amendment, reference is made to the Amendment, which is filed as an Exhibit 10.2 hereto, and is incorporated by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

10.1

Promissory Note with Regal Capital Development Inc. executed on November 23, 2010.

10.2

Amendment to Employment Agreement with Alfonso Knoll executed on November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

November 30, 2010

Endeavor Power Corp.

By:  /s/ Alfonso Knoll

Alfonso Knoll

Chief Executive Officer